Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Registration No. 333-74914

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Amendment No. 4 to Form SB-2
REGISTRATION STATEMENT

Under
The Securities Act of 1933

MGCC INVESTMENT STRATEGIES, INC.
(Name of small business issuer in its charter)

NEVADA	8748	88-0495105
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Raymond R. Cottrell, President
3172 N. Rainbow Blvd., Suite 409
Las Vegas, NV 89108
Tel: (702) 312-3072
Fax: (877) 329-2051

(Address, including zip code and telephone number of principal executive offices and principal place of business and
name, address and telephone number of agent for service)

Copy to:
John R. McMillan, Esq.
Flangas McMillan Law Group, Inc.
3275 South Jones Boulevard, Suite 105
Las Vegas, NV 89146
Tel: (702) 307-9500
Fax: (702) 382-9452

Approximate date of commencement of proposed sale to the public:
 As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]                                       .

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,000,000 shares	$100,000	$0.10	$100,000	$246.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

January 13, 2003

MGCC INVESTMENT STRATEGIES, INC.

Sale of 1,000,000 shares of $0.0001 par value Common Stock
Purchase Price of $0.10 per share

The Offering:

	Per Share	Total

Public Price	$0.10	$100,000

Underwriting Discounts/Commissions (1)(2)	$0.00	$0.00

Proceeds to MGCC Investment Strategies Inc. (3)		$100,000

This is a "self-underwritten" public offering, with no minimum purchase requirement. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to MGCC Investment Strategies Inc. for its use. This offering will close on December 31, 2003.

(1) We are not using an underwriter for this offering. (See "Plan of Distribution" page 12)

(2) The expenses indicated do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $10,000.

(3) There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to MGCC Investment Strategies, Inc. for its use.

Our Company, MGCC Investment Strategies, Inc. ("MGCC") was organized on in Nevada on June 8, 2000. We intend to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. We may receive fees as compensation for our efforts.

This is an initial public offering of common stock. There is no public trading market for our stock, and no assurance can be given that an active market will ever develop. The offering price for our stock may not be the same as any market price for our stock that might develop after the offering. This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. (SEE "RISK FACTORS" ON PAGE 6 AND "DILUTION" ON PAGE 10 TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise. The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

MGCC Investment Strategies, Inc.

Offering of

1,000,000 Shares of Common Stock

PROSPECTUS

January 13, 2003

MGCC Investment Strategies, Inc. intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to prepare a Form 15c2-11 and seek a market maker to apply for a quotation on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a quotation on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that MGCC will obtain a quotation or that a public market for our securities will develop, even if we do obtain a quotation on the OTCBB.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (702) 312-3072 or write to: Raymond R. Cottrell, president, MGCC Investment Strategies, Inc., 3172 N. Rainbow Bvld, Suite 409, Las Vegas, Nevada 89108.

First page of the prospectus

PROSPECTUS SUMMARY

The following summary highlights the more detailed information and financial statements appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section beginning on page 6.

MGCC INVESTMENT STRATEGIES, INC.

MGCC Investment Strategies, Inc. was organized on in Nevada on June 8, 2000. We intend to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. We may receive fees as compensation for our efforts.

THE OFFERING

Securities Offered	1,000,000 shares of common stock

Shares of Common Stock Outstanding
Before Offering	1,000,000
After Offering	2,000,000

Use of Proceeds by MGCC	MGCC will use the proceeds from this offering to:
(1) pay costs of the offering (estimated at$10,000);
(2) to pay working capital expenses related to the startup of the business. There is a possibility that we may not sell any of the securities offered in this offering; or that we may only sell a minimal amount of securities.

Risk Factors	The stock offered by this prospectus is speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment.

SUMMARY OF SELECTED FINANCIAL DATA

	For the Year Ended December 31, 2001 (Audited) ($)	Inception June 8, 2000 to December 31, 2000 (Audited) ($)	Cumulative Inception June 8, 2000 to September, 30 2002 (Audited) ($)

ADMINISTRATIVE EXPENSES
Incorporation fee paid by principal stockholder	0	2,632	2,632
Consulting fees due to principal stockholder	5,000	0	5,000
Miscellaneous	64	0	64

Total Administrative Expenses	5,064	2,632	7,696

NET LOSS FOR THE PERIOD	5,064	2,632	7,696

BALANCE SHEET DATA
Working capital	7,814	-	7,814
Total assets	2,841	-	2,841
Total liabilities	7,905	-	7,905
Deferred registration costs	2,750	-	2,750
Stockholder's equity deficit	(5,064)	-	(5,064)

NET LOSS PER SHARE OF COMMON STOCK	$(0.0051)	$(0.0026)	$(0.0077)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,000,000	1,000,000	1,000,000

Note: For the six months ended June 30, 2002 and 2001, MGCC had no operating activities

RISK FACTORS

The stock offered in this prospectus inherently involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of MGCC . Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock.

Risks Related to MGCC's Business

1. LIMITED OPERATING HISTORY; HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED AND WORKING CAPITAL DEFICITS

MGCC is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. As of December 31, 2001 MGCC had an accumulated deficit of $5,064 and has incurred a net loss from operations of $7,696 for the period from inception June 8, 2000 to June 30, 2002. We have incurred significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. The Company's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

2. LIMITED CAPITAL AND NEED FOR SIGNIFICANT ADDITIONAL FINANCING

MGCC anticipates that the maximum net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated.  However, no assurance can be given that MGCC will not require additional financing sooner than currently anticipated.  In order to continue with its planned operations, MGCC is dependent upon additional equity financing.  There can be no assurance that additional equity financing can be obtained. If less than the maximum amount of this offering is raised MGCC may require additional financing within the next 12 months in order to continue operations.

In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to make a profit.

3. CLIENT CONTRACTS CAN BE TERMINATED AT ANY TIME BY THE CLIENT

A majority of our potential corporate finance and business consulting contracts and engagements will be able to be terminated by our clients with little or no notice and without significant penalty. Since the great majority of our costs are fixed, we may not be able to reduce our costs in a timely manner in connection with a substantial revenue loss when a major project is terminated. The failure of a number of large projects or our inability to collect a number of large accounts receivable could also result in significant financial loss.

4. CLIENT EXPECTATIONS

If we fail to meet our clients' expectations, we could damage our reputation and have difficulty attracting new business. Many of our potential consulting projects, broker and public relations engagements will be complex and critical to the success of our clients' businesses. Our reputation could be damaged if we fail to meet a client's expectations. This could adversely affect our ability to attract new business from that client or others. In addition, some clients might sue us in an attempt to collect monetary damages. If these events were to occur, our revenues, profitability and financial condition may be materially adversely affected.

5. ATTRACTION, RETENTION AND MANAGEMENT OF PROFESSIONAL AND ADMINISTRATIVE STAFF

MGCC's business involves the delivery of professional services and is labor-intensive. MGCC's future performance depends in upon its ability to attract, develop, motivate and retain highly-skilled consultants, research associates and administrative staff, particularly senior professionals with business development skills. Qualified consultants are in great demand and there is significant competition for employees with these skills from other consulting and investment banking firms, research firms and many other related enterprises. Many of these firms have substantially greater financial resources than MGCC which they may use to attract and compensate qualified personnel. There can be no assurance that MGCC will be able to attract and retain sufficient numbers of highly skilled consultants in the future.

Risks Related to this Offering

5. NO PUBLIC MARKET AND POSSIBLE VOLATILITY OF COMMON STOCK PRICES

Prior to this offering, MGCC Investment Strategies, Inc.'s common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. Therefore, investors may not be able to find purchasers for their shares of our common stock. There also can be no assurance that MGCC's securities will be quoted on any recognized quotation medium.  The initial public offering price of the shares has been arbitrarily determined by MGCC Investment Strategies, Inc.. The trading price of the securities could be subject to wide fluctuations in response to quarter-to- quarter variations in operating results, announcements, and other events or factors.  In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies.  These broad market fluctuations may adversely affect the market price of the securities.

6. PENNY STOCK RESTRICTIONS

MGCC Investment Strategies, Inc.'s securities are not currently quoted on any recognized quotation medium.  While there can be no assurance that any public market will ever develop for MGCC Investment Strategies, Inc.'s common stock, if such a market should develop, trading its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in MGCC Investment Strategies, Inc.'s securities, which could severely limit the liquidity of MGCC Investment Strategies, Inc.'s securities and the ability of purchasers in this offering to sell such securities in the secondary market.

7. BROAD DISCRETION IN APPLICATION OF NET PROCEEDS BY MANAGEMENT

The estimated net proceeds of the offering has been allocated to working capital and general corporate purposes. Accordingly, MGCC Investment Strategies, Inc.'s management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by MGCC Investment Strategies, Inc. to pay salaries, including salaries of its executive officers, and for acquisitions. Although MGCC currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by MGCC Investment Strategies, Inc., the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

8. DILUTION

The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $1.00 per share offering price. (See "Dilution" on page 10)

9. DEPENDENCE ON KEY PERSONNEL

MGCC's performance is substantially dependent on the performance of its executive officers, Raymond Cottrell, Christopher Cottrell and Richard Kaiser their ability to attract, train, retain and motivate high quality personnel, especially highly qualified technical and managerial personnel. MGCC's business plan is dependent on the development and maintenance of relationships with business professionals, potential client company executives and future employees. MGCC will rely heavily on these key officers existing relationships and their ability to develop and maintain future relationships. The loss of the services of any of its executive officers or key employees could have a material adverse effect on its business, results of operations or financial condition. Competition for talented personnel is intense, and there can be no assurance that MGCC will be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future.

10. INTENSE COMPETITION

The market for corporate finance consulting services is highly competitive and lacks significant barriers to entry. MGCC expects competition to intensify in the future. Numerous well-established companies and smaller entrepreneurial companies marketing services that will compete with the Company's services. There can be no assurance that MGCC will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices it charges for its services, will not adversely affect its business, results of operations and financial condition.

11. DEPENDENCE ON THIRD PARTY RELATIONSHIPS

MGCC expects to be dependent on a number of third-party relationships. MGCC is generally dependent on  third-party relationships with accountants, lawyers, public relations professionals, advertisers, broker-dealers, venture capital funds, hedge funds, and other partners. MGCC expects to market its services through lawyers, accountants and other professionals, it will outsource its public relations services to public relations professionals and it will seek capital for its clients from venture capital funds, private equity funds, hedge funds and other investors. Most of these relationships do not require future minimum commitments to use MGCC's services, are often not exclusive and are often short- term or may be terminated at the convenience of the other party. There can be no assurance that these third parties will not reassess their relationship with MGCC at any time in the future, or that they will not develop their own competitive services or products. Further, there can be no assurance that the services of these companies will achieve market acceptance or commercial success and therefore there can be no assurance that MGCC's existing relationships will result in sustained or successful business partnerships or significant revenues for MGCC.

12. DEPENDENCE ON CONTINUED GROWTH OF THE INTERNET

MGCC's future success is somewhat dependent upon continued growth in the use of the Internet generally and, in particular, as a medium for advertising, marketing, services and commerce. Commercial use of the Internet is at an early stage of development, and market acceptance of the Internet as a medium for advertising, information services and commerce is subject to a high level of uncertainty. The relative effectiveness of the Internet as an advertising medium as compared to traditional advertising media, for example, has not been determined. Further, there can be no assurance that the required infrastructure to support future Internet user and traffic growth or complementary products or services necessary to make the Internet a viable commercial marketplace will be developed, or, if they are developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by MGCC. If commercial use of the Internet fails to continue to expand, MGCC's business, results of operations and financial condition would be adversely affected.

13. WE MAY NOT SELL ANY OR ONLY A LIMITED NUMBER OF SECURITIES OFFERED BY MGCC

The possibility exists that we will not sell any of the securities detailed in this offering; or that we will sell only a limited number of securities. MGCC has incurred expenses related to this offering. The offering expenses are to be paid from the proceeds of the offering. There is no minimum-offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient funds to fund our expansion plans. If only minimal funds are raised in this offering, no funds used to purchase these securities will be returned to investors. If we do not sell all of the offered shares, we may also be forced to limit any proposed marketing activities, which will hinder our ability to expand our activities and generate revenues.

USE OF PROCEEDS

Investors should be aware that there is no assurance that MGCC will sell any of the securities offered and that our offering does not require any minimum number of securities to be purchased. The total proceeds of $100,000 represents the gross proceeds if all of the shares of this offering are sold. MGCC will use any proceeds from this offering as working capital for general corporate purposes and for costs related to this offering.  The proceeds used for general corporate purposes are not to be allocated for any specific purposes and will be used to cover expenses for salaries, rent, office supplies, telephone expenses, utilities and other miscellaneous expenses related to the startup of the business. The allocation of the net proceeds of the Offering set forth below represents the Company's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and MGCC's future revenues and expenditures. If any of these factors change,  MGCC may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Priority	Use of Proceeds	Estimated Cost
1	Costs of offering	$10,000
2	Working Capital for general corporate purposes	$90,000
	Total	$100,000

The following table shows MGCC Investment Strategies, Inc.'s use of proceeds if 10%, 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

Use of Proceeds	10%	25%	50%	75%	100%
Costs of Offering	$10,000	$10,000	$10,000	$10,000	$10,000
Working Capital	$0	$15,000	$40,000	$65,000	$90,000
Total	$10,000	$25,000	$50,000	$75,000	$100,000

MGCC anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its growth strategy), that the proceeds of the Offering, if the maximum number of shares are sold, together with its projected proceeds and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance that this will be the case. MGCC's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of MGCC's new and existing services, the growth of MGCC's referral network and deal prospects, and other factors. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" page 20)

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus, $0.10, was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1.Our history and our prospects;
2.The industry in which we operate;
3.The status and development prospects for our proposed products and services;
4.Our principal's past and present operating results in other companies;
5.The previous experience of our executive officers; and
6.The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of December 31, 2001, the net tangible book value of our shares of common stock was ($5,064) or approximately ($0.0051) per share, based on 1,000,000 shares outstanding. Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 2,000,000 shares to be outstanding will be $94,936, or approximately $0.047 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.052 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.047 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 1,750,000 shares to be outstanding will be $69,936, or approximately $0.040 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.045 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.040 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $44,936, or approximately $0.030 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.035 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.030 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 1,250,000 shares to be outstanding will be $19,936, or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.021 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.016 per share.

Upon completion of this offering, if 5% of the offered shares are sold, the net tangible book value of the 1,050,000 shares to be outstanding will be ($64), or approximately ($0.0001) per share. The net tangible book value of the shares held by our existing stockholders will be increased by ($0.005) per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to ($0.0001) per share. The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share	$ 0.0026
Net tangible book value per share before offering	($ 0.0051)
Net tangible book value per share after offering assuming all shares are sold	$ 0.047
Net Increase in tangible book value to existing stockholders after offering assuming all shares are sold	$ 0.052
Capital contributions	$ 2,632
Number of shares outstanding before the offering	1,000,000
Number of shares after offering held by existing stockholders	1,000,000
Percentage of ownership after offering	50%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share	$ 0.10
Net tangible book value per share after offering assuming all shares are sold	$ 0.047
Dilution per share	$ 0.053
Capital contributions	$ 100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	50%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share	$ 0.10
Net tangible book value per share after offering assuming all shares are sold	$ 0.040
Dilution per share	$ 0.060
Capital contributions	$ 75,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	43%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share	$ 0.10
Net tangible book value per share after offering assuming all shares are sold	$ 0.030
Dilution per share	$ 0.070
Capital contributions	$ 50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	33%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share	$ 0.10
Net tangible book value per share after offering assuming all shares are sold	$ 0.016
Dilution per share	$ 0.084
Capital contributions	$ 25,000
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	20%

PURCHASERS OF SHARES IN THIS OFFERING IF 5% OF SHARES SOLD

Price per share	$ 0.10
Net tangible book value per share after offering assuming all shares are sold	$ 0.0001
Dilution per share	$ 0.010
Capital contributions	$ 5,000
Number of shares after offering held by public investors	50,000
Percentage of ownership after offering	4.8%

PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 1,000,000 shares of MGCC's $0.0001 par value common stock to the public at a purchase price of ten cents ($0.10) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our President, Raymond R. Cottrell, without an underwriter, and without any selling agents. Officers, directors and affiliates may not purchase shares in this offering. The offering will be made on a continuous basis until December 31, 2002, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $100,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. There is no requirement to place funds in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Raymond R. Cottrell, our President. Mr. Cottrell will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Cottrell will receive no commission from the sale of any shares. Mr. Cottrell will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker- dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cottrell is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Mr. Cottrell is and will continue to be one of our President at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Cottrell has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cottrell intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

There may be significant restrictions on the resale of our stock due to Federal Penny Stock Regulations. These restrictions may include that a broker or dealer must furnish additional information to a customer prior to entering into a transaction with a customer, the broker or dealer must disclose certain bid and offer quotation information with regard to our stock and any compensation paid to the broker or dealer or any cash compensation paid to any associated person of the broker or dealer.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for MGCC stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

1.   execute and deliver to us a subscription agreement; and

2.   deliver a check or certified funds to us for acceptance or rejection.

3.   no offer for sale can be made or subscriptions accepted until the registration statement has been declared effective by the SEC.

All checks for subscriptions must be made payable to "MGCC INVESTMENT STRATEGIES, INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

LEGAL PROCEEDINGS

The validity of the Common Stock offered hereby will be passed upon for MGCC Investment Strategies, Inc. by:

John R. McMillan, Esq.
Flangas McMillan Law Group
3275 South Jones Boulevard, Suite 105
Las Vegas, NV 89146
(702) 307-9500

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of MGCC as of the date of this prospectus:

Name	Age	Position
Raymond R. Cottrell	63	Director, CEO & President
Christopher R. Cottrell	33	CFO & Vice President
Richard Kaiser	37	Vice President

Directors and Officers

Raymond R. Cottrell, has served MGCC as Director, CEO & President since its inception on June 8, 2000, and has been active in the area of early-stage business development since 1976. Prior to 1987 he was a partner in Noramco Capital Corp., a privately owned investment-banking firm in Vancouver. During his time at Noramco, more than $500,000,000 was raised for client companies, and the assets of the firm grew to $50,000,000. In 1987, Mr. Cottrell formed Grey Point Capital and served a small number of clients until 1992, when he assisted in the formation of Biocoll Medical Corp., a public company, engaged in the development of products for the regeneration of bone and tissue in humans. From 1993 to 1998, he served as an Officer and Director of the firm, which changed its name to GenSci Regeneration Sciences, Inc., along the way. In excess of $50,000,000 was raised for GenSci during that period. In 1998, he stepped down from the positions to continue his career in investment banking but agreed to remain as a consultant to GenSci. Since 1976, Mr. Cottrell has accumulated an extensive amount of general business and public company experience. Raymond has held the following directorships in public companies. Golden Knight Resources (1982 to April 20, 1999), Nicholas Financial (NASDAQ:NICK 1991 to February 10, 1999), GenSci Regeneration Sciences (TOR:GNS.TO 1992 to September 25, 1997), Consolidated Builders Supply (OTCBB:CBSC 1998 to March 15, 1999). Raymond is the father of Christopher R. Cottrell, MGCC's Vice President and CFO.

Christopher R. Cottrell, CFA, has served MGCC as Vice President & CFO since its inception on June 8, 2000, and has been in the finance industry since 1993. He worked in various capacities in corporate finance for CIBC, a major banking institution, until 1996. He then joined GE Capital Services (a wholly owned subsidiary of the General Electric Corporation) in Commercial Equipment Finance. While at GE Capital from 1996 through 1998. Mr. Cottrell was an Account Manager at GE Capital Services where he developed a regional manufacturing equipment finance market and successfully completed $17,000,000 in financing for a number client companies. In 1998 he made the decision to join in the formation of McKinley Greenfield Capital Corp. Mr. Cottrell has held the position of Vice president of McKinley Greenfield since 1998 and from January 2001 to September 2001 he also held the position of CFO of VOD Network Solutions Inc. a private company in the new media industry. McKinkley Greenfield is a boutique merchant bank which invests in and incubates emerging companies. Mr. Cottrell graduated with a Bachelor of Commerce in finance from the University of British Columbia in 1992. In 1998 he was awarded the Chartered Financial Analysts (CFA) designation and is a current member of the Association Management and Research (AIMR). Christopher is the son of Raymond R. Cottrell, MGCC's President and CEO.

Richard Kaiser, Vice President, has served MGCC as Vice President since its Inception, and earned a Bachelor of Arts degree in International Economic from Oakland University (formally known as Michigan State University Honors College) in 1992. He has worked as a senior staff accountant for a large CPA firm and operated and managed his own gem stone international importing business in Detroit, Michigan. He was a senior export- import broker for F.W. Meyers & Co. of Detroit, responsible for worldwide movements of auto parts for Chrysler Corporation. Mr. Kaiser has contracted his international trade services for Mercedes Benz in Germany and currently is President of an export-import management company, which develops proficient, cost effective trading routes for goods and services. Mr. Kaiser is also President of YES International, an international investor and public relations firm that provides consulting and promotional services for public companies on domestic and international equity markets. MGCC has developed and maintained a following of international investors for a number of various public companies.

No other person is expected to make a significant contribution to MGCC who is not identified in this prospectus as an executive officer or director of MGCC.

All executive officers are appointed by the board and hold office until the board appoints their successors or they resign.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of MGCC's common stock as of December 31, 2001, with respect to: (i) each person known to MGCC to be the beneficial owner of more than five percent of MGCC's common stock; (ii) all directors; and (iii) directors and executive officers of MGCC as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 31, 2001, there were 1,000,000 shares of common stock issued and outstanding.

Title of Class	Name and Address	Nature of Ownership	Amount of Ownership	Percent of Ownership
Common Stock ($0.0001 par value)	Raymond R. Cottrell Director and President 9221 Villa Ridge Drive Las Vegas, NV 89134	Beneficial(1)	1,000,000	100%
Common Stock ($0.0001 par value)	All Directors and Officers as a Group	Beneficial(1)	1,000,000	100%

DESCRIPTION OF SECURITIES

General

The authorized capital stock of MGCC Investment Strategies, Inc. consists of 40,000,000 shares of Common Stock, $.0001 par value per share; and 10,000,000 of Preferred Shares, $.0001 par value per share. Upon consummation of this Offering, there will be outstanding 2,000,000 shares of Common Stock and 0 shares of Preferred Stock.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of MGCC , the holders of common stock are entitled to share equally and ratably in the assets of MGCC , if any, remaining after the payment of all debts and liabilities of MGCC and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with MGCC 's common stock, except those generally provided under state law.

MGCC has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on MGCC's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in MGCC.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for MGCC by John R. McMillan, Esq., an attorney licensed in the state of Nevada.

Experts

The financial statements of MGCC as of December 31, 2001, audited by William A. Meyler, P.C., Certified Public Accountant, our independent auditor, as stated in his report appearing herein dated April 24, 2002.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, MGCC Investment Strategies, Inc. will have 2,000,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with MGCC Investment Strategies, Inc.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of MGCC Investment Strategies, Inc., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of MGCC Investment Strategies, Inc. without regard to volume limitations.

Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above. On July 10, 2001 the President of MGCC, Raymond R. Cottrell, converted a debenture into 1,000,000 shares of MGCC common stock. Under Rule 144 those shares will begin to become available under the above restrictions on June 10, 2002 and will be available to be sold without restriction on June 10, 2003.

Prior to this offering, no public market has existed for MGCC Investment Strategies, Inc.'s shares of common stock. However, MGCC Investment Strategies, Inc. has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of MGCC Investment Strategies, Inc.'s securities on the Bulletin Board. There can be no assurance that the application will be granted or that MGCC Investment Strategies, Inc.'s securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

LIMITATIONS ON DIRECTORS AND OFFICERS LIABILITY

The Articles of Incorporation of MGCC provide that a Director or Officer of MGCC shall not be liable to MGCC or its shareholders for damages for breach of fiduciary duty as a Director or Officer except where such breach involved intentional misconduct, fraud or a knowing violation of the law and where such intentional misconduct, fraud or knowing violation of the law was material to the breach of fiduciary duty by the Director or Office.

ORGANIZATION WITHIN THE LAST FIVE YEARS

MGCC Investment Strategies, Inc. was incorporated on June 8, 2000. On June 10th, Raymond R. Cottrell was issued a total of 1,000,000 shares of Common Stock with value of $0.002632 under a convertible debenture that was issued by MGCC to reimburse him for his expenses and efforts in organizing MGCC. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Cottrell may be deemed to be a promoter of MGCC. No other persons are known to Management that would be deemed to be promoters.

DESCRIPTION OF BUSINESS

Overview

MGCC Investment Strategies, Inc. is a development stage company incorporated on June 8, 2000. MGCC will provide corporate finance consulting and management advisory services to emerging companies.

MGCC intends to focus its efforts in four areas: Corporate Finance Consulting Services, Business Consulting Services, Broker Relations, and Public Relations. Details on these services that MGCC will offer are listed below.

Corporate Finance Consulting Services

MGCC will provide corporate finance consulting services to emerging companies in the areas of raising capital and corporate finance advisory. The Officers of MGCC, through their previous business endeavors have developed investor contacts and experience in locating and contacting potential sources of debt and equity capital, which is sought by emerging and developing companies in support of their growth and diversification plans. Furthermore the company has developed a database of investors including venture capital and other institutional investment funds and accredited investors.  This database has been developed by pooling the contacts of the principals of MGCC and active data mining of publicly available information.  MGCC has specific information regarding the investment preferences of the venture capital and other institutional investors in its database and will help its clients narrow investment searches to a workable list.  MGCC will provide its clients with access to this database, expertise in selecting target investors and advice regarding approaching and presenting to those investors.   Access to MGCC's database will comprise part of a corporate finance advisory contract and may be limited to a one time use or be provided to clients on an ongoing basis. MGCC's services will be limited to consulting. MGCC will receive a flat fee for the use of its database, depending on the amount of information requested, and hourly fees for advice that it provides to its clients. In some cases MGCC will sign contracts with its clients that will include a broad range of its services over a longer period of time and compensate MGCC through flat, monthly fees. MGCC will not base its fees on the amount of capital that its clients are seeking to raise. MGCC will not provide investment banking services such as cold calling or soliciting investors, assisting companies issue securities, assisting investors purchase securities, managing individual or institutional financial assets, trading securities, or providing financial advice. MGCC is in its organization and development stage and has not yet obtained any clients.

MGCC will provide clients with a broad range of consulting services to expedite the capital-raising process and optimize the outcome. MGCC intends to provide emerging and developing companies access to sources of capital through the use of its database of institutional and accredited investors.  MGCC will advise its clients on the best way to make initial contact with funding sources, on presentation materials and on structuring meetings between company management and potential funding sources.  MGCC intends to provide theses services only to private corporations and other private alternative business entities as opposed to reporting companies.  The range of services will include:

-Industry analysis and due diligence
-Assist in the preparation of investment summary and private placement memorandum
-Financial structure advice and assistance with projections
-Capital structure advice
-Advice in marketing to appropriate institutional, venture capital and angel investors
-Advice on terms from investors

MGCC will work with future clients to successfully complete a broad range of assignments. MGCC will provide clients with a series of critical services in transactions, including:

-Conducting a thorough due diligence review of the business, its products, markets, competitive position and growth opportunities
-Identifying and contacting on a confidential basis those parties with the greatest strategic motivation for pursuing the transaction
-Assistance and consultation on structuring transactions

Business Consulting Services

MGCC recognizes the challenges that face emerging companies. Its business consulting services focus on serving this market segment. MGCC will not provide investment advisory services. MGCC will consult to private businesses needing business strategy advice on companies and products that they wish to acquire. We do not intend to register as an investment advisor to perform this function, it would be our intention to refer clients to a registered investment advisor should their needs exceed the services which MGCC intends to provide. MGCC concentrates in advising client companies in the following areas:

-Operations Management
-Financial Analysis and Business Valuation

Operations Management refers to a wide range of services that help clients meet performance and profitability objectives. From the selection of executives and board members to process management, MGCC works closely with its clients to identify improvement opportunities and provide the guidance to execute on those opportunities. Specifically the Operations Management service encompass:

-Corporate Strategy -Organizational Planning
-Operations Strategy & Plan Development
-Policy Analysis & Design
-Business Plan Development & Market Analysis
-Post Merger Integration

Financial Analysis and Business Valuation are important tools that can help emerging companies gain a complete understanding of the financial implications of organizational decisions. When emerging companies are putting together a business plan, it is not advisable to make best guesses about the financial impact of decisions. MGCC is an objective expert providing a full range of economic and business valuation services, which include:

-Business valuation
-Business plan support
-Litigation support and dispute resolution

Broker Relations

Broker Relations are the key link to the investing public. MGCC will provide the brokerage community with detailed and current information about its clients' business activities and disclosure materials about its clients, which will allow the broker to decide whether or not to recommend client company shares. MGCC Investment Strategies, Inc. will use a variety of methods to reach the brokerage community. The process begins by seeking out, through cold calling, securities dealers across North America who seem to have interest in small and micro-capitalization companies and listing those so located in an extensive database. Building contacts and relationships with these brokers then follows it. MGCC has not contacted any of these securities dealers to date and intends to begin that effort subsequent to this offering. In addition to interpersonal communications, MGCC will develop advertising campaigns targeted to these brokerage contacts through select publications. By providing the brokerage community with complete disclosures, sufficient corporate data and consistent updates, MGCC will become a trusted source of valuable information.

Public Relations

Financial public relations services are generally rendered in connection with a client who has publicly traded securities. Included are advisory and consulting services to the client with respect to its relationship and interaction with the public financial community and existing and potential shareholders. MGCC provides continuing assistance and consultation to clients in executing the plan developed for maintaining a successful market for its securities. MGCC will outsource this service for the foreseeable future.

Fees

MGCC will charge its clients consulting fees based on the type and extent of services provided. When providing corporate finance consulting services, MGCC will receive a flat fee for the use of its database, depending on the amount of information requested, and hourly fees for advice that it provides to its clients. When providing business consulting services MGCC will charge hourly fees commensurate with industry standards for an executive level employee. When providing broker or public relations services MGCC will charge its clients hourly fees or a flat fee based on the extent and length of the service that is desired by the client.  In some cases MGCC will sign contracts with its clients that will include a broad range of its services over a a longer period of time and in these cases MGCC will charge its clients flat, monthly fees. Hourly or flat-rate based fees will not be based on the amount of capital that clients are seeking to raise and may be payable in the form of cash, stock and/or warrants to purchase stock in MGCC's client companies or a combination of the foregoing.

Marketing Strategy

Our target market consists of entrepreneurs and early-stage businesses with products or services that we perceive as having compelling features and providing benefits which will be well-received in the marketplace, with national or international sales potential. We have developed a multi-pronged marketing strategy that we believe will continue to generate interest from companies that meet our criteria.

We will employ the following marketing methods:

- We intend to attend conferences, seminars, and trade shows held by entrepreneurial associations, venture associations, and business angel groups. Whether it be in the role of exhibitor, speaker, or attendee, we expect that our company will use these gatherings as occasions to promote our company and the services and solutions we can offer entrepreneurs and their emerging businesses;

- We intend to launch a public relations campaign that will include press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services; and

- We intend to use the World Wide Web as a tool to promote our business and attract potential clients. We believe that entrepreneurs are increasingly using the web as a resource to aid them in building their businesses.  To this end, we intend to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs. We have not yet secured a domain name or developed a plan for the creation of our website.

Competition

We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors. Because our business model blends corporate finance and management consulting, marketing, and finance, we will have potential competition in each of these areas, and there is no assurance that we will be successful in achieving our competitive goals. As a corporate finance and business consultant, MGCC faces considerable competition from a broad array of consultants, business consultants, management consultants, attorneys, and accountants. There are many small "boutique", management and marketing consultants from which we will  face intense competition. As marketing or broker and public relations consultants, we face competition from advertising agencies, public relations firms, and regional and local marketing firms.

Many of our existing competitors, as well as a number of potential new competitors have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our company. This may allow them to devote greater resources to the development and promotion of their services than MGCC can bring to bear with respect to its business.  Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

New market entrants also pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering the market in which we operate or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

Government Regulation

Government approval is not necessary for MGCC Investment Strategies, Inc.'s business, and government regulations have no effect or a negligible effect on their respective businesses.

Employees

MGCC currently has 3 employees consisting of the Officers who serve on a part time basis as needed. MGCC's President Raymond R. Cottrell will serve MGCC on a full time basis, subsequent to this offering. Until the Company develops business opportunities, each of other Officers has agreed to contribute up to twenty hours per week on an "as required" basis and move to full time positions as soon as those positions can be afforded by MGCC. MGCC will hire outside independent contractors to provide technical expertise where current employees do not possess certain required skills. There are currently no employment agreements in place with any employee of MGCC.

Legal Proceedings

MGCC Investment Strategies, Inc. is not subject to any pending litigation, legal proceedings or claims.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

While MGCC Investment Strategies, Inc. has not yet begun operations, the Company's business model is to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. MGCC is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that MGCC will be successful in raising the capital it requires through the sale of its common stock.

Liquidity and Capital Resources

MGCC's plan of operations over the next 12 months includes the seeking of business opportunities. MGCC will need of $75,000 to satisfy its cash requirements for the next 12 months. Although the proceeds from this offering are not to be allocated for any specific purposes, the cash requirement of $75,000 will be used for the following purposes:

Management Salaries	$36,000
Rent and Office Space	$17,000
Travel	$12,000
Misc.	$10,000
Total	$75,000

MGCC anticipates that proceeds of this offering and revenues from operations will satisfy its operating cash requirements for at least 12 months after this offering is consummated. Should MGCC not raise the maximum amount of proceeds from this offering, some anticipated activities such as business travel would have to be reduced until further funding is obtained from investors or operations.

In addition, Mr. Cottrell and the other officers have agreed that salaries due to them could be deferred until MGCC has been able to raise the maximum funding anticipated by this offering. This action will allow MGCC to operate with reduced initial funding until proceeds from operations or additional investor funding is obtained.  Furthermore, in order to avoid the need for a delay in launching our operations should we not sell an amount of this offering to cover our fixed costs and costs related to this offering, Mr. Cottrell has further agreed to personally fund these costs from the date that this offering is declared effective to the time that we raise sufficient funds or generate an amount of revenues to cover these expenses. On this basis, MGCC anticipates that it could operate for at least twelve months even if less than the maximum amount anticipated by this offering is raised.  However, no assurance can be given that MGCC will be able to raise the funds in this offering or capitalize on revenue opportunities and not require additional financing sooner than currently anticipated. In order to continue with its planned operations, MGCC may be dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained. MGCC has no current material commitments. MGCC depends upon capital to be derived from current and future financing activities such as subsequent offerings of its stock. There can be no assurance that MGCC will be successful in raising the capital it requires. MGCC does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. MGCC does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. MGCC has no current material commitments. MGCC has generated no revenue since its inception.

Plan of Operations in General

MGCC intends to provide organizational and creative financing solutions to emerging and development companies. Through their previous activities with other corporations, MGCC's team of professionals has successfully arranged debt and equity financing for small to medium sized international corporations through public offerings, mergers of private companies into publicly traded corporations, secondary offerings and private placements.

MGCC anticipates that business opportunities will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. MGCC will seek potential business opportunities from all known sources, but will initially rely on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. Although MGCC's President will be employed full time with Company, the other officers of MGCC are currently employed in other positions and will devote only a portion of their time (not more than twenty hours per week) to the business affairs of MGCC, until such time as revenues and business opportunities have been determined to be favorable, at which time they expect to spend full time in working for MGCC. Concurrent with seeking business opportunities from all known sources, MGCC will begin its multi-pronged marketing strategy (see "Marketing Strategy" page 19).

During the first six months of operations MGCC's President and other officers will develop business opportunities.  The officers and directors of MGCC have made some preliminary contact with accountants, lawyers and other contacts and informed them of the plan of MGCC in anticipation of starting operations.  MGCC anticipates the development of several clients from referrals form the personal contacts of its officers and directors.  MGCC's President Raymond Cottrell will continue to market for new clients throughout the first year and be responsible for providing input to client accounts.  Christopher Cottrell and Richard Kaiser will manage day to day client relationships.  Christopher will also be responsible for initiating the marketing plan (see "Marketing Strategy" page 19).  Conferences and trade shows will be attended by one of the officers or directors of MGCC and the direct marketing campaign will be launched approximately six months after the start of operations.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of MGCC. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future. The ideal client will have a basic level of managerial expertise and the ability to meet its immediate financial requirements. It is anticipated that MGCC will concentrate on initially providing clients with corporate finance consulting services and/or business consulting services, and increase the level of participation with each client as the relationship is developed. In this way MGCC is not dependent on selling a large suit of its services to each client. Each client may have several financial consultants and still engage MGCC for a specific purpose such as due diligence or capital raising. Once relationships are developed MGCC plans to increase its level of involvement with each client. It is not anticipated that MGCC will provide broker relations services or public relations services to clients on a stand alone basis. Broker relations will be offered to clients as part of an corporate finance or business consulting package. Public relations services will be outsourced to other firms and only provided to firms that have a strong relationship with with MGCC MGCC will not restrict its search for any specific kind of business, but may obtain clients which are in a preliminary or development stage, which are already in operation, or are essentially any stage of their corporate life. It is currently impossible to predict the status of any business with which MGCC may become engaged.

MGCC's management team believes that today's marketplace remains strong for well-positioned and well-managed companies to attain funding at historically low rates of interest and equity dilution. MGCC will use the relationships of its principals to seek out new clients and establish consulting relationships with business enterprises.

DESCRIPTION OF PROPERTY

Location and Description

MGCC has no assets at this time. It currently shares office space in a leased premises in Las Vegas, NV with McKinley Greenfield Capital Inc., a company with common directors. McKinley Greenfield has a sublease for which it makes monthly payments for rent and reception services. The space available to MGCC Investment Strategies, Inc. is limited and currently provided at no cost. The space is limited, and as MGCC requires more employees devoting substantial time to MGCC's efforts, additional or separate designated office facilities will be required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MGCC has no public trading market. In an effort to provide some liquidity for MGCC's shareholders and create a public market for its securities, MGCC intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") shortly after this offering becoming effective. However, there is no guarantee that MGCC will obtain a listing on the OTC BB or that a public market for MGCC's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of December 31, 2001, there was one shareholder of record holding a total of 1,000,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

MGCC has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on MGCC 's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit MGCC's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

EXECUTIVE COMPENSATION

No compensation in excess of $1,000 was awarded to, earned by, or paid to any executive officer or employee of MGCC during the years 2000 through 2002. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Raymond Cottrell, MGCC's president and chief executive officer for the past three years.

SUMMARY COMPENSATION TABLE

Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options SARs (#)	LITP Payouts ($)	All Other Compensation ($)
Raymond Cottrell President & Director	2002	-	-	-	-	-	-	-
	2001	-	-	-	-	-	-	-
	2000	-	-	-	-	-	-	-

Compensation of Directors

MGCC 's directors are not currently compensated for their services as directors of MGCC .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MGCC Investment Strategies, Inc. has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of its board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between MGCC and its accountants.

AUDITED FINANCIAL STATEMENT
MGCC INVESTMENT Strategies, INC.
DECEMBER 31, 2001, 2000 AND SEPTEMBER 2002

MGCC INVESTMENT STRATEGIES, INC.

REPORT OF INDEPENDENT AUDITOR

Board of Directors
MGCC Investment Strategies, Inc.

I have audited the accompanying balance sheet of MGCC Investment Strategies, Inc. (a Nevada corporation in the development stage) as of December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000, and the related statements of net loss and stockholder's equity (deficiency) and cash flows for the year ended December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly in all material respects the financial position of MGCC Investment Strategies, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note B of the financial statement, the company  is newly incorporated and to date has no operating activities. There are existing uncertain conditions the Company faces relative to its capital raising and sales activities.  These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans, in regard to subsequent operating activities, are also described in Note B. The financial statements do not include any adjustments that might result from the uncertainty of this activity.

/s/  William A. Meyler
------------------------------------
William A. Meyler

Middletown, NJ April 24, 2002, except
Note B as to which the date is November 13, 2002

MGCC INVESTMENT STRATEGIES, INC.
(A Development Stage Enterprise)
BALANCE SHEET

	December 31, 2001 (Audited) ($)	Inception June 8, 2000 to December 31, 2000 (Audited) ($)	September 30, 2002 ($) (Unaudited) ($)

ASSETS

CURRENT ASSETS
Cash	91	0	91
Total Current Assets	91	0	91

OTHER ASSETS
Deferred registration cost	2,750	0	2,750

TOTAL ASSETS	2,841	0	2,841

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts Payable	1,000	0	0
Due to Principal Stockholder	6,905	0	7,905
Total Current Liabilities	7,905	0	7,905

STOCKHOLDER'S EQUITY
Preferred stock, authorized 10,000,000 shares; $0.0001 par value	0	0	0
Common stock, authorized 40,000,000 shares; $0.0001 par value; issued and outstanding 1,000,000 at December 31, 2001, 2000, and June 30, 2002	100	100	100
Additional contributed capital	2,532	2,532	2,532
Deficit accumulated during development stage	(7,696)	(2,632)	(7,696)
Stockholder Equity Deficit	(5,064)	0	(5,064)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	2,841	0	2,841

See accompanying notes to financial statements

MGCC INVESTMENT STRATEGIES, INC.
(A Development Stage Enterprise)
STATEMENT OF NET LOSS

	For the Year Ended December 31, 2001 (Audited) ($)	Inception June 8, 2000 to December 31, 2000 (Audited) ($)	Cumulative Inception June 8, 2000 to September, 30 2002 (Audited) ($)

ADMINISTRATIVE EXPENSES
Incorporation fee paid by principal stockholder	0	2,632	2,632
Consulting fees due to principal stockholder	5,000	0	5,000
Miscellaneous	64	0	64

Total Administrative Expenses	5,064	2,632	7,696

NET LOSS FOR THE PERIOD	5,064	2,632	7,696

NET LOSS PER SHARE OF COMMON STOCK	$(0.0051)	$(0.0026)	$(0.0077)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,000,000	1,000,000	1,000,000

See accompanying notes to financial statements

MGCC INVESTMENT STRATEGIES, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIENCY)

	Common Stock
	Number	Amount	Additional Contributed Capital	Accumulated Deficit	Total
Issuance of common stock to organizing stockholders at $0.0026 per share	1,000,000	$100	$2,532		$2,632
Net loss for year ended December 31, 2000	-	-	-	$(2,632)	$(2,632)
Balance December 31, 2000	1,000,000	$100	$2,532	$(2,632)	-
Net loss for the year end December 31, 2001	-	-	-	$(5,064)	$(5,064)
Balance December 31, 2001 And September 30, 2002	1,000,000	$100	$2,532	$(7,696)	$(5,064)

Note: For the nine months ended September 30, 2002 and 2001, the Company had no operating activities

See accompanying notes to financial statements

MGCC INVESTMENT STRATEGIES, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2001 (Audited) ($)	Inception June 8, 2000 to December 31, 2000 (Audited) ($)	Cumulative Inception June 8,2000 to September, 30 2002 (Audited) ($)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(5,064)	$(2,632)	$(7,696)
Common stock issued for incorporation fees		2,632	2,632
Changes in assets and liabilities
Accounts payable	1,000		1,000
Due to principal stockholder	6,905	-	6,905

CASH FLOWS FROM INVESTING ACTIVITIES	2,841	-	2,841

Deferred registration costs	(2,750)	-	(2,750)

Net cash used in investing activities	(2,750	-	(2,750)

Net decrease in cash	91	-	91

CASH AT THE BEGINNING OF PERIOD	-	-	-

CASH AT THE END OF PERIOD	91	-	91

SUPPLEMENTAL CASH FLOW INFORMATION: NONE

Note: For the nine months ended September 30, 2002 and 2001, the Company had no operating activities

See accompanying notes to financial statements

MGCC INVESTMENT STRATEGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2001, 2000 AND SEPTEMBER 2002

NOTE A -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MGCC Investment Strategies, Inc. (the Company), a development stage enterprise, was organized under the laws of Nevada on June 8, 2000. The Company intends to provide guidance to companies wishing to enter the public markets to raise capital, raise awareness of their business, and effect strategic mergers, acquisitions and other business combinations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

As shown in the accompanying financial statements, the Company has no assets nor has it generated any revenue since its inception June 8, 2000. It is considered a company in the development stage.  Management's plans include the raising of capital and generating revenue through its business.  Failure to raise capital or generate revenue will result in the Company depleting whatever funds are available to it, not being able to fund its business pursuits and cause it to curtail or cease operations.  Additionally, even if the Company does raise sufficient capital to support its operating expenses or generate revenue, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations.

These matters raise substantial doubt about the Company's ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets of the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTIONS

The principal stockholder of  The Company has paid certain costs and expenses on behalf of The Company.  The Company has reimbursed the principal stockholder by issuing, in the year 2000, 1,000,000 shares of its common stock. During the year ended December 31, 2001, the principal stockholder has billed the company $5,000 in consulting fees. Such fees are related directly to his efforts to organize  The Company, his efforts to coordinate the current registration statement and other general corporate issues and strategies to enable  The Company to be successful. Additionally, the principal stockholder has paid, on behalf of  The Company $1,750 and $2,750 of the Deferred Registration costs at December 2001 and September 30, 2002, respectively.

NOTE D - INCOME TAXES

The Company has adopted Financial Accounting Standard Statement No. 109 (FASB No. 109). Under this method, the company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2001, 2000, and September 30,2002 These differences resulted in a deferred tax asset of approximately $1,150. FASB No. 109 requires

MGCC INVESTMENT STRATEGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001, 2000 AND SEPTEMBER 2002

the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Accordingly, The Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2001, 2000, and September 30, 2002.

The Company's net operating loss carry forwards amounted to Approximately $7,696 at December 31, 2001 and September 30, 2002.

NOTE E - UNAUDITED FINANCIAL DATA

Information presented at September 30, 2002 and for the nine months ended September 30, 2002 is unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. Results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

MGCC Investment Strategies, Inc.' Certificate of Incorporation provides that the directors of MGCC shall be protected from personal liability to the fullest extent permitted by law. MGCC Investment Strategies, Inc. By-laws also contain a provision for the indemnification of MGCC Investment Strategies, Inc.'s directors.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of  which will be paid by MGCC:

SEC Registration Fee	$246.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,000.00
Printing and Engraving Expenses
Transfer Agent and Registrar Fees and Expenses	$1,750.00
Miscellaneous	$2,004.00
Total	$10,000.00

RECENT SALES OF UNREGISTERED SECURITIES

The principal stockholder of MGCC has paid costs and expenses in the year 2000 on behalf of MGCC in the amount of $2,632. MGCC reimbursed the principal stockholder by issuing, in the year 2000, a convertible debenture in the amount of $2,632 with a conversion price of $0.002632 for those costs. The convertible debenture was converted at the option of the principal stockholder into 1,000,000 shares of its common stock, during the year 2000. MGCC relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. MGCC made this offering based on the following factors: (1) the issuance was an isolated private transaction by MGCC which did not involve a public offering; (2) there was only one offeree who was an affiliate of MGCC; (3) the offeree did not resell the stock but continues to hold it until the present; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and MGCC Investment Strategies,. During the six months ending June 30, 2001, the principal stockholder has paid additional costs and expenses for which a liability, in the amount of $5,000, has been established. No reimbursement has been made to the principal stockholder to date.

EXHIBITS

Exhibit Number	Description
3(i)	Articles of Incorporation for MGCC Investment Strategies, Inc.
3(iv)	Bylaws of MGCC Investment Strategies, Inc.
5(i)	Legal Opinion and Consent of Counsel
6(i)	Specimen Stock Certificate
23	Consent of Independent Certified Public Accountant

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. MGCC will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on January 13, 2003.

MGCC Investment Strategies, Inc.

/s/ Raymond R. Cottrell
By Raymond R. Cottrell, CEO & President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Raymond R. Cottrell	President, Director	January 13, 2003
Raymond R. Cottrell	Chief Executive Officer

/s/ Christopher R. Cottrell	Vice President	January 13, 2003
Christopher R. Cottrell	Chief Financial Officer